                      FIRST AMENDMENT TO OMNIBUS AGREEMENT

     This First Amendment dated as of February 9, 2000 (the "First Amendment") to the Omnibus Agreement (the "Agreement") made and entered into as of September 7, 1999, each by and among Unwired Telecom Corp., formerly known as US Unwired, Inc., a Louisiana corporation ("Unwired"), EATELCORP, Inc., a Louisiana corporation ("EATEL"), Fort Bend Telephone Company, a Texas corporation ("Fort Bend"), XIT Leasing, Inc., a Texas Corporation ("XIT"), Wireless Management Corporation, a Louisiana corporation ("Wireless"), Meretel Communications Limited Partnership, a Louisiana limited partnership in commendam ("Meretel") and Meretel Wireless, Inc., a Louisiana corporation ("MI"). Unwired, EATEL and Fort Bend are sometimes collectively referred to as the "Partners", the Partners and XIT are collectively referred to as the "Meretel Partners" and the parties hereto are collectively referred to as the "Parties".

                                    RECITALS
                                    --------

     WHEREAS, the Parties have agreed to certain amendments to the Agreement and desire to enter into this First Amendment to memorialize such amendments (capitalized terms used herein to have the meanings ascribed to them in the Agreement unless otherwise expressly defined herein), and to further agree to expeditiously undertake their reasonable best efforts to consummate the transactions contemplated by the Agreement as amended by this First Amendment (the "Amended Agreement").

     NOW, THEREFORE, in consideration of the benefits to be derived hereby, the Parties do hereby agree as follows:

     Section 1. Recitals. The Recitals set forth hereinabove are incorporated herein.

     Section 2. Mutual Representations and Warranties. Each Party reaffirms as of the date hereof the representations and warranties made by it to each of the other Parties in the Agreement.

     Section 3. Amendments to Section 3 of the Agreement (Contributions, Distributions and Other Transfers). Sections 3(a), (c), (d)(i) and (e) of the Agreement are amended and restated in their entirety to read as follows:

          "(a) (i) transfer the Biloxi/Gulfport BTA, free of any liens, encumbrances or restrictions, from the applicable Unwired/Sprint Agreement to the Meretel/Sprint Agreement and (ii) transfer the Beaumont and Lufkin BTAs, free of any liens, encumbrances or restrictions (other than those securing the Assumed Liabilities (as such term is defined in Section 4 of the BL PCS Customer Agreement), from the Meretel/Sprint Agreement to the applicable agreement between Newco (as defined in the next sentence) and Sprint. "Newco" means Texas Unwired, a general partnership organized prior to this First Amendment, managed by Unwired or its affiliate and owned 80% by Unwired or its affiliate, 15% by Fort Bend or its affiliate and 5% by XIT or its affiliate, pursuant to the terms of an agreement, including the related contribution and assumption agreement (the "Newco Agreement") substantially in the form attached as Exhibit A to the

     Agreement. Upon the Closing, the related contribution and assumption agreement comprising a part of the Newco Agreement, as well as the distribution agreement from Unwired to U.S. Unwired, Inc., and the contribution agreement from U.S. Unwired, Inc., to Louisiana Unwired, L.L.C. (each in the form previously provided to the Parties, the "Unwired Affiliates Distribution and Contribution Agreements"), will be executed.

          (c) Meretel and the Meretel Partners have negotiated the transfer (a portion of which will be a capital contribution) to Meretel, as of August 1, 1998, by Unwired of its PCS customers and related assets located in the Baton Rouge, Lafayette and Beaumont BTAs pursuant to the terms of the agreement (the "Unwired PCS Customer Agreement") attached as Exhibit B to the Agreement. Prior to the execution of this First Amendment, the Unwired PCS Customer Agreement has been executed. At the Closing, Section 3 of the Unwired PCS Customer Agreement shall be deemed to be amended as follows:

          (i) The following sentence is added to the end of the first paragraph of Section 3: "In addition, the Contributor will receive $913,373 of the Consideration to be delivered pursuant to clause "(A)" of this Section 3 as additional paid-in capital of the Partnership rather than cash; and interest as provided in clause (i) of this
               Section 3 shall cease to accrue on December 31, 1999, on the amount of the Consideration delivered as additional paid-in capital of the Partnership and shall continue to accrue on the balance of the Consideration to be paid in cash. "

          (ii) Section 3(f) is amended and restated to read in its entirety as follows:

                    "(f) Effective Time for Issuance of Units. The additional
               Units in the Partnership to be obtained by the Contributor pursuant to this Section 3, if any, shall be deemed to be issued to and obtained by the Contributor effective as of January 1, 2000 (the time for the actual issuance and delivery of the Units, if any, shall be subject to the other requirements of this
               Section 3), notwithstanding that the Contributed Assets are to be transferred to and obtained by the Partnership as of the Effective Date. It is the intent of the parties that the issuance of such additional Units to the Contributor shall not affect the proportionate interests held in the Partnership by any of its partners prior to January 1, 2000."

          (d) (i) Meretel and the Meretel Partners have negotiated the distribution by Meretel to Unwired, Fort Bend and XIT of Meretel's PCS customers and related assets located in the Beaumont and Lufkin BTAs, and the assumption by Unwired, Fort Bend and XIT of the Assumed Liabilities, pursuant to the terms of the agreement (the "BL PCS Customer

     Agreement") attached as Exhibit C to this First Amendment (which replaces Exhibit C to the Agreement), and Unwired, Fort Bend and XIT have negotiated the contribution by Unwired, Fort Bend and XIT, directly or indirectly, of their respective resulting interests in such assets to Newco, and the assumption by Newco of the Assumed Liabilities, pursuant to the Newco Agreement and the Unwired Affiliates Distribution and Contribution Agreements. Upon the Closing, the BL PCS Customer Agreement will be executed. The "Assumed Liabilities" shall include the portion of Meretel's outstanding indebtedness owed to its bank lenders (of which CoBank ACB is the agent) secured by Meretel's assets located in the Beaumont and Lufkin BTAs having a principal balance of $13,673,483 as of January 1, 2000, plus accrued interest thereon from January 1, 2000.

          (e) Meretel and the Meretel Partners have negotiated the contribution to Meretel by EATEL, as a capital contribution by EATEL to Meretel, of EATEL's PCS customers and related assets located in the Baton Rouge and Lafayette BTAs pursuant to the terms of the agreement (the "EATEL PCS Customer Agreement") attached as Exhibit D to the Agreement, provided (i) the Effective Date thereof shall be December 8, 1999, (ii) the reference in Sections 2(e) and (f) to the "Closing Date" shall be changed to the "Effective Date"; and (iii) Section 3 thereof shall be amended and restated in its entirety to read as follows:

               "Section 3. Consideration. Subject to the adjustments, if any, provided below in Section 3(a), the Partnership shall deliver the following amounts to the Contributor in exchange for the Contributed
          Assets: (i) $7,616,000 worth of additional Units (as such term is defined in the Articles of Partnership and determined as of the Closing Date pursuant to the Omnibus Agreement and Section 8 of the Articles of Partnership) and additional paid-in capital of the Partnership, of which $3,113,389 shall be allocated to additional paid-in capital (the "Consideration"), plus (ii) interest on $10,729,389 at the rate of 8.03% compounded annually from and including the Effective Date until January 1, 2000 (the "Interest"). The Interest shall be paid to the Contributor by the delivery of cash payable by wire transfer or delivery of other immediately available funds. The Interest shall be delivered to the Contributor within five days of the Closing Date; provided, payment of the Interest shall not be required until consented to by CoBank, ACB.

                    (a) Adjustment to Consideration. The Consideration is equal to the sum of the following two items: (i) the product of $448.00 times the number of Customers less the sum of (w) the product of 10% times $448.00 times the number of Customers who had outstanding invoices aged more than 30 but less than 61 days as of the Effective Date, plus (x) the product of 30% times $448.00 times the number of Customers who had outstanding invoices aged more than 60 but less than 91 days as of the Effective Date, plus
               (y) the product of 90% times $448.00 times the number of Customers who had outstanding invoices aged more than 90 but less than 121 days as of the Effective Date, plus (z) the product of 100% times $448.00 times the number of Customers who had outstanding invoices aged more than 120 days as of the Effective Date; and (ii) the Book Value

               (as defined below) of the Inventory. The Consideration shall be based solely on Customers and Inventory acquired by the Contributor in the ordinary course of business prior to the Effective Date. The Consideration shall be adjusted on the basis of the results of an audit of the Contributed Assets and Assumed Liabilities (as defined below) to be conducted by representatives of Fort Bend on behalf of the Partnership to substantiate the information provided by the Contributor to the Partnership relating to the Contributed Assets and Assumed Liabilities (the "Audit"). For purposes of this Agreement, "Book Value" shall mean the book value of Contributor's assets as of the Effective Date determined in accordance with generally accepted accounting principles consistently applied.

                    (b) Audit Procedures. The Audit shall be conducted
               commencing no later than 10 days following the Closing Date, and shall be concluded no later than 40 days following the Closing Date, or at such other date as the Contributor and Fort Bend otherwise mutually agree. No later than 50 days following the Closing Date, or at such other date as the Contributor and Fort Bend otherwise mutually agree, Fort Bend shall deliver to the Contributor a statement (the "Audit Statement") showing (i) the amount of any changes to the Consideration arising out of the Audit, and (ii) a narrative explanation of each of the proposed changes. In the event that Partnership fails to deliver an Audit Statement within such 50-day period, Partnership shall be conclusively presumed to have accepted the Consideration as the Final Consideration. The Contributor shall have the right to review the Audit Statement (and supporting work papers) and provide written notice to Fort Bend of the Contributor's objections with respect to any error, omission, or other discrepancy in the Audit Statement (the "Discrepancy Notice") until 10 days following Contributor's receipt of the Audit Statement. In the event that Contributor fails to deliver a Discrepancy Notice within such 10-day period, Contributor shall be conclusively presumed to have accepted the adjustments set forth in the Audit Statement. Fort Bend and the Contributor shall work together in good faith to resolve any dispute referenced in a Discrepancy Notice and agree on the final amount of any adjustment to the Consideration. However, Fort Bend's determination of the amount of any adjustment to the Consideration shall be binding and conclusive on the Contributor, the Partnership and all other parties to this Agreement if the dispute is regarding less than $250,000. Section 11 of this Agreement shall govern all disputes regarding $250,000 or more. Fort Bend shall make a final determination in this regard no later than the 20th day following delivery of the Audit Statement (the "Determination Date").

                    (c) Payment of Adjusted Amount. In the event that the
               actions contemplated by Section 3(a) and Section 3(b) are completed before delivery of the Consideration is made (as contemplated under Section 3), the Partnership's delivery obligation to the Contributor under Section 3 shall relate only to the amount of the final Consideration, as adjusted pursuant to
               Section 3(a) and Section 3(b) (the "Final Consideration"). In the event that the actions contemplated by

               Section 3(a) and Section 3(b) are not completed until after delivery of the Consideration has been made, Partnership and Contributor shall comply with the following requirements, as applicable: (i) if the Final Consideration exceeds the Consideration, the Contributor shall receive additional paid-in capital in the Partnership equal in value to the amount of such excess effective as of the Effective Date; (ii) if the Final Consideration is less than the Consideration, the Contributor shall relinquish to the Partnership, and the Partnership shall rescind and cancel, effective as of the Effective Date such amount of additional paid-in capital in the Partnership equal in value to the amount of the difference.

                    (d) Effective Time For Issuance of Units. The additional
               Units and paid-in capital in the Partnership to be obtained by the Contributor pursuant to this Section 3 shall be deemed to be issued to and obtained by the Contributor effective as of January 1, 2000 (the time for the actual issuance and delivery of the Units shall be subject to the other requirements of this Section
               3), notwithstanding that the Contributed Assets are to be transferred to and obtained by the Partnership as of the Effective Date. It is the intent of the parties that the issuance of such additional Units and additional paid-in capital to the Contributor shall not affect the proportionate interests held in the Partnership by any of its partners prior to January 1, 2000."

Upon the Closing, the EATEL PCS Customer Agreement, amended as aforesaid, will be executed, and the resale agreement between Meretel and EATEL's affiliate will be terminated as of December 8, 1999.

     Section 4. Amendments to Section 4 of the Agreement (Changes in Meretel and Wireless). Section 4(a) of the Agreement is amended and restated to read in its entirety as follows:

          "(a) At the Closing, Wireless, the Meretel Partners and MI shall execute or cause to be executed, or authorize or cause to be authorized, as the case may be, Articles of Amendment to the Articles of Incorporation of Wireless, Amended and Restated Bylaws of Wireless and Fourth Amendment to the Articles of Partnership of Meretel, in the forms of Exhibits E, F and G to the Agreement, provided Exhibit G shall be amended by amending and restating Sections 6, 7 and 8 thereof in their entirety as follows:

               6. Section 6.1 of the Amended Articles is hereby amended and restated to read in its entirety as follows:

                    "As of January 1, 2000, and from that date through the date of the Fourth Amendment, each Limited Partner has contributed, or has agreed to contribute, to the capital of the Partnership the amount set forth opposite its name below (excluding the additional paid-in capital specified in Section 8 of the Amended Articles):

 Limited Partner   Capital Contribution
 ---------------   --------------------
       EATEL           $18,209,506
     Unwired           $ 4,661,184      of which $380,605 shall be paid in cash
                                        simultaneously with the execution of the Fourth Amendment (by deducting such amount from the cash portion of the Consideration payable to Unwired pursuant to the Unwired PCS Customer
                                        Agreement (as defined in the Omnibus
                                        Agreement))

    Fort Bend          $ 9,729,520      of which $632,544 shall be paid in cash
                                        simultaneously with the execution of the Fourth Amendment

       XIT             $ 1,797,083      of which $121,163 shall be paid in cash
                                        simultaneously with the execution of the
                       -----------      Fourth Amendment
           Total       $34,397,293
                       ===========


               7. Section 6.3 of the Amended Articles is hereby amended and restated to read in its entirety as follows:

                    "On and after the date of the Fourth Amendment, no Partner shall be obligated to make any additional Deferred Capital Contributions other than the following Deferred Capital Contribution in the following aggregate amount to be made no later than the date set forth opposite such amount (or such other date specified by the General Partner), each Partner hereby agreeing to contribute the portion thereof equal to its percentage ownership interest as specified in Section 8 below (such contribution to be made in cash or by application of a Partner's additional paid-in capital as each Partner may elect):

               Aggregate Deferred Capital Contribution             Date
               ---------------------------------------             ----

                             $ 6,676,703                      August 1, 2000

               Unwired shall not be permitted to make additional Deferred Capital Contributions which will increase the percentage ownership interest of it and its Affiliates in the Partnership to more than 20% without the express prior written agreement of all the Partners."

               8. Section 8 of the Amended Articles is hereby amended and restated to read in its entirety as follows:

                    "As of January 1, 2000, and from that date through the date of the Fourth Amendment, the Partners agree that the total number of Units owned by each Partner, the percentage ownership interest of each Partner in the Partnership and the amount of additional paid-in capital contributed by each Partner is set forth opposite its name below, subject to adjustment, retroactive to January 1, 2000, in accordance with Section 6(c) of that certain agreement dated as of September 7, 1999, as amended, among the General Partner and the Limited Partners (the "Omnibus Agreement"):

                                                               Amount of
                                          Percentage           Additional
    Partner          Units Owned      Ownership Interest     Paid-In Capital
    -------          -----------      ------------------     ---------------

General Partner            702                2.00%
EATEL                   18,210               51.88%           $ 3,113,389
Unwired                  4,661               13.28%           $   913,373
Fort Bend                9,730               27.72%
XIT                      1,797                5.12%
                     -----------      ------------------     ---------------
         Total          35,100              100.00%           $ 4,026,762
                     ===========      ==================     ===============


               The total number of Units outstanding on any date shall equal the dollar amount of total capital contributions (initial and deferred) made by the Partners on or prior to such date divided by $1,000.00; provided, however, the amount of additional paid-in capital contributed by a Partner, unless and until utilized as a Deferred Capital Contribution, shall be excluded from the determination of the total number of Units outstanding on any date. Deferred Capital Contributions paid on or prior to such date shall be included for purposes of computing the number of Units; unpaid Deferred Capital Contributions shall not be included for such purposes. The total number of Units attributable to a Partner on any date shall equal the total capital contributions (initial and deferred but excluding additional paid-in capital unless and until utilized as a Deferred Capital Contribution) made by such Partner on or prior to such date divided by $1,000.00. A Partner shall be entitled to withdraw its additional paid-in capital at any time after August 1, 2000, and interest shall accrue (at a rate equal to that then paid by the Partnership to its primary lender) on any unpaid amount thereof from the date of the withdrawal request until paid. Upon sale or dissolution of the Partnership, additional paid-in capital previously contributed by a Partner and not utilized as a Deferred Capital Contribution or withdrawn shall be included in determining the Partner's percentage interest in the sale proceeds or distributions of capital to be made by the Partnership, as the case may be."

     Sections 4(c)(iii) and (v) of the Agreement are amended to change the reference to "Exhibit I" therein to "Exhibit I to this First Amendment."

     Section 5. Amendment to Section 6 of the Agreement (Adjustments in Meretel Percentage Interests). Section 6 of the Agreement is amended and restated to read in its entirety as follows:

          "(a) At the Closing but effective as of January 1, 2000, each Meretel Partner's percentage interest in Meretel will be adjusted to its Fixed Percentage Interest as specified in the table below, and the Articles of Partnership of Meretel will be amended pursuant to Exhibit G to the Agreement, as amended pursuant to Section 4 of the First Amendment, to reflect its Fixed Percentage Interest. To the extent that the adjustments specified in clauses (b) and (c) below result in the percentage interest of a Partner (the "Final Percentage Interest") exceeding or being less than the Fixed Percentage Interest of such Partner, the dollar amount of such excess shall be allocated to additional paid-in capital of such Partner and the dollar amount of such deficit shall be made from such Partner's additional paid-in capital, if any, and the balance shall be made in cash. If a Partner fails to make the contribution with respect to such deficit, the Fixed Percentage Interest of such Partner shall be adjusted accordingly, but nothing shall preclude the Partnership from taking collection action against such defaulting Partner. The percentage interest of Wireless in Meretel will remain the same, i.e., 2%, but the ownership interest of the affiliates of the Partners in Wireless will be adjusted at the Closing but effective as of January 1, 2000, as provided in Section 8(e). The Fixed Percentage Interest of each Meretel Partner shall be as follows:

                Meretel Partner        Fixed Percentage Interest
                ---------------        -------------------------

                  Unwired                        13.28%
                  Fort Bend                      27.72%
                  EATEL                          51.88%
                  XIT                             5.12%
                  Wireless                        2.00%

          (b) A Meretel Partner's Final Percentage Interest is the percentage determined by (i)(A) subtracting from its Original Meretel Equity Value its Newco Equity Value, (B) adding in the case of EATEL, the EATEL Contribution Amount, and in the case of Unwired, $1,500,000 of the Unwired Price (the "Unwired Contribution Amount") and (C) adding or subtracting, as the case may be, its Switch Adjustment, (ii) dividing the result by the sum of clause (i) for each Meretel Partner, and (iii) subtracting from the result of clause (ii) 0.8% from EATEL and Fort Bend and 0.4% from Unwired.

          A Meretel Partner's Original Meretel Equity Value is a dollar amount equal to its percentage interest in Meretel, directly and, in the case of each of the Partners, through the stock ownership in Wireless of its affiliate, multiplied by the Total Meretel Equity Value. For purposes of this Agreement, each Meretel Partner's percentage interest as of the date of the Agreement (which includes its indirect percentage interest by virtue of its affiliate's ownership of shares of Wireless) is as follows:

                Meretel Partner         Percentage Interest
                ---------------         -------------------

                  Unwired                      31.25%
                  Fort Bend                    31.25%
                  EATEL                        31.25%
                  XIT                           6.25%

     The Total Meretel Equity Value is $83,191,000 minus Closing Meretel Debt.

     Closing Meretel Debt is the actual amount of Meretel's debt at January 1, 2000, minus that portion of the Final Purchase Price under the Asset Purchase Agreement, as adjusted to reflect the exclusion by Pinnacle of any towers therefrom (the "Tower Price") not applied to Meretel's debt by the Closing.

     A Meretel Partner's Newco Equity Value is a dollar amount equal to its percentage interest in Newco multiplied by the Total Newco Equity Value. Unwired's percentage interest in Newco is 80%, Fort Bend's percentage interest is 15%, XIT's percentage interest is 5% and EATEL's percentage interest is 0%.

     The Total Newco Equity Value is $24,125,390 minus 29% of the Closing Meretel Debt.

     The Switch Adjustment for each Meretel Partner is:

                Meretel Partner         Switch Adjustment
                ---------------         -----------------

                  Fort Bend                ($  36,808)
                  Unwired                   $ 103,624
                  EATEL                    ($  62,715)
                  XIT                      ($   4,101)

     The Unwired Price is the Consideration specified in the Unwired PCS Customer Agreement, as amended.

     The EATEL Contribution Amount is the Consideration specified in the EATEL PCS Customer Agreement.

          (c) The Parties agree that the exact Tower Price, EATEL Contribution Amount and Closing Meretel Debt may not have been finally determined by the Closing, in which case the

     Parties will make a good faith estimate of the applicable amounts and will use those estimates to make the adjustments provided above. The Parties further agree that once all final amounts are determined, they will reapply the foregoing methodology to determine the capital required for each Meretel Partner's Final Percentage Interest to be effective as of January 1, 2000.

          (d) The guaranties of Unwired, Fort Bend, EATEL and XIT in favor of CoBank with respect to Meretel's loan obligations to CoBank shall be amended to reflect their respective Fixed Percentage Interests, to be effective as of January 1, 2000."

     Section 6. Amendments to Section 8 of the Agreement (Additional Covenants). Sections 8(c) and (d) of the Agreement are amended and restated in their entirety as follows:

          "(c) At the Closing, but effective as of January 1, 2000, EATEL will contribute the EATEL Contribution to the capital of Meretel.

          (d) At the Closing, but effective as of January 1, 2000, Unwired will contribute the Unwired Contribution."

     Section 7. Amendment to Section 9 of the Agreement (Closing;
Effectiveness). Section 9 of the Agreement is amended and restated to read in its entirety as follows:

     "A Closing (the "Closing") of the transactions contemplated hereby shall be held at 10:00 a.m., Central Standard time, on February 11, 2000, to be held at the offices of Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith St., 14th Floor, Houston, Texas, or at such later date, other time and place as the Parties shall mutually agree. At the Closing,

          (a) The transfers contemplated by Section 3 (a) shall be executed and become effective as of January 1, 2000.

          (b) The transfer or sublease contemplated by Section 3(b) shall be executed and become effective as of January 1, 2000.

          (c) The BL PCS Customer Agreement shall be executed.

          (d) The EATEL PCS Customer Agreement shall be executed.

          (e) The changes in Meretel and Wireless contemplated by Section 4, other than the management transition of Wireless already undertaken as provided herein, shall be authorized and executed and shall become effective as of January 1, 2000.

          (f) The adjustments contemplated by Section 6 shall be made and become effective as of January 1, 2000.

          (g) The mutual release contemplated by Section 7 shall be executed and become effective.

          (h) The contributions, stock transfer and stock issuances contemplated by Section 8 shall be made and shall be effective as of January 1, 2000.

          (i) Each Party shall execute and deliver to each requesting Party such other instruments, consistent with the terms of this Agreement, as the requesting Party shall reasonably request in order to effect or evidence the transactions contemplated hereby or the satisfaction of the conditions herein to consummation of such transactions.

          (j) The contribution and assumption agreement related to and comprising a part of the Newco Agreement and the Unwired Affiliates Distribution and Contribution Agreements shall be executed.

          (k) Intentionally omitted.

          (l) The opinion letter of Ernst & Young, LLP, relating to the tax consequences of the transactions contemplated hereby, in form and substance satisfactory to the Parties, shall be delivered to Meretel.

          (m) The two management agreements between Meretel and Unwired and Meretel and EATEL executed several years ago, as subsequently reviewed and amended, shall be deemed canceled and terminated in their entirety.

          (n) The balance sheet of Meretel immediately prior to the Closing shall, effective as of January 1, 2000, be apportioned between Meretel and Newco in accordance with the allocation methodology set forth on Exhibit K attached to this First Amendment.

     The Parties agree that the transfers, changes and other matters contemplated by the Amended Agreement are interrelated and, other than the management transition of Wireless already underway, the switch conversion contemplated by Section 3(d)(ii) and the Unwired PCS Customer Agreement, the effectiveness thereof should occur at the same time. Accordingly, the Parties agree to use their reasonable best efforts so that all the remaining transactions contemplated hereby are consummated no later than February 11, 2000, or such later date as the Parties shall mutually agree, to be effective as provided herein, subject to the adjustments contemplated by Section 6(c).

     Section 8. Counterpart Execution. The Parties agree that this First Amendment may be executed in multiple counterparts, each of which shall be considered a single instrument.

     Section 9. Headings; Construction. The descriptive headings contained in this First Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this First Amendment. The provisions of this First Amendment were negotiated by the Parties hereto and this First Amendment shall be deemed to have been drafted by all the Parties hereto.

     Section 10. Entire Agreement. The Amended Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 11. Approval by the Meretel Partners, Wireless and MI. By their respective execution of this First Amendment, each of the Meretel Partners, Wireless and MI do hereby consent to and authorize the amendments to the Articles of Partnership of Meretel contemplated by the Amended Agreement and the transfers, contributions, distributions and other transactions contemplated by the Amended Agreement to which Meretel is a party, and no further action or authorization shall be necessary or required by any of them in order to consummate the same.

     Section 12. Intended Tax Consequences. The parties intend that the transfers, contributions, distributions and other transactions contemplated by the Amended Agreement shall be treated as tax free transactions to the extent permitted and available under the Internal Revenue Code.

     Section 13. Continued Effectiveness. As amended hereby, the Agreement shall continue in full force and effect between the Parties.

     WHEREFORE, the Parties have executed this First Amendment as of the date first set forth hereinabove by their respective undersigned duly authorized officers.

                                        UNWIRED TELECOM CORP., formerly known as US Unwired, Inc.

                                        By: /s/ Thomas Henning
                                           -------------------------------------
                                        Name: Thomas Henning
                                             -----------------------------------
                                        Title: Secretary
                                              ----------------------------------

                                        FORT BEND TELEPHONE COMPANY

                                        By: /s/ George Head
                                           -------------------------------------
                                        Name: George Head
                                             -----------------------------------
                                        Title: President & CEO
                                              ----------------------------------

                                        EATELCORP, INC.

                                        By: /s/ John D. Scanlon
                                           -------------------------------------
                                        Name:  John D. Scanlon
                                             -----------------------------------
                                        Title: Executive President
                                              ----------------------------------

                                        XIT LEASING, INC.

                                        By: /s/ Gilbert R. Rasco
                                           -------------------------------------
                                        Name: Gilbert R. Rasco
                                             -----------------------------------
                                        Title: Secretary
                                              ----------------------------------

                                        WIRELESS MANAGEMENT CORPORATION

                                        By: /s/ John D. Scanlon
                                           -------------------------------------
                                        Name: John D. Scanlon
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                        MERETEL COMMUNICATIONS LIMITED
                                        PARTNERSHIP
                                        By: Wireless Management Corporation, its
                                        General Partner

                                        By: /s/ John D. Scanlon
                                           -------------------------------------
                                        Name: John D. Scanlon
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                        MERETEL WIRELESS, INC.

                                        By: /s/ John D. Scanlon
                                           -------------------------------------
                                        Name: John D. Scanlon
                                             -----------------------------------
                                        Title: Executive President
                                              ----------------------------------


Exhibits:

Exhibit C - BL PCS Customer Agreement
Exhibit I - Transitional Services Fees Payable to Unwired
Exhibit K - Balance Sheet Apportionment Methodology

                                   EXHIBIT C
                                   ---------

                            DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (this "Agreement") made and entered into effective as of January 1, 2000 (the "Effective Date"), by and between UNWIRED TELECOM CORP., f/k/a US UNWIRED, INC., a Louisiana corporation ("Unwired"), FORT BEND TELEPHONE COMPANY, a Texas corporation ("Fort Bend"), XIT LEASING, INC., a Texas corporation ("XIT"), and MERETEL COMMUNICATIONS LIMITED PARTNERSHIP, a Louisiana partnership in commendam (the "Partnership"), acting through its undersigned general partner, Wireless Management Corporation, a Louisiana corporation (the "General Partner").

                                   RECITALS
                                   --------

     WHEREAS, the Partnership was formed pursuant to the Articles of Partnership in Commendam made and entered into as of July 26, 1995, as amended (the "Articles of Partnership"), by and among the General Partner, Unwired, Fort Bend, XIT, EATELCORP, Inc., a Louisiana corporation ("Eatel"), and Meretel Wireless, Inc., a Louisiana corporation ("MWT");

     WHEREAS, Unwired is a limited partner of the Partnership (and an affiliate of Unwired is a shareholder of the General Partner); Fort Bend is a limited partner of the Partnership (and an affiliate of Fort Bend is a shareholder of the General Partner); XIT is a limited partner of the Partnership; Eatel is a limited partner of the Partnership (and an affiliate of Eatel is a shareholder of the General Partner); and MWI is no longer a partner in the Partnership;

     WHEREAS, the Partnership entered into that certain management agreement dated June 8, 1998 (the "Sprint PCS Management Agreement"), with Sprint Spectrum, L.P., and SprintCom, Inc. (collectively, "Sprint") to manage and construct a wireless personal communications service ("PCS") system in the following five basic trading areas in which the Partnership had previously obtained from the Federal Communications Commission (the "FCC") licenses to construct and operate a PCS system pursuant to the FCC Block C auction (each, a "BTA"): (1) BTA #034 Beaumont and BTA #265 Lufkin (collectively, the "Beaumont/Lufkin BTAs"): and (2) BTA #032 Baton Rouge, BTA #236 Lafayette and BTA #180 Hammond; and, pursuant to the Sprint PCS Management Agreement, the Partnership took advantage of the FCC's offer for amnesty in the five BTAs by returning the FCC licenses it previously obtained from the FCC to the FCC;

     WHEREAS, prior to the Sprint PCS Management Agreement, Unwired was a wholesaler of PCS services obtained from the Partnership and, pursuant to its marketing and sales activities, developed and owned a base of PCS retail customers (the "Unwired Customers"); and, pursuant to the Sprint PCS Management Agreement and that certain Contribution Agreement dated effective as of August 1, 1998 (the "Unwired PCS Customer Agreement"), Unwired contributed the Unwired Customers to the Partnership;

     WHEREAS, the Partnership has entered into that certain Asset Purchase Agreement dated April 7, 1999 by and between the Partnership and Pinnacle Towers, Inc. ("Pinnacle"), as amended (the "Pinnacle APA"), that certain Master Tower Lease dated July 8, 1999 by and between the

Partnership and Pinnacle, as amended (the "Pinnacle Lease"), and certain other agreements executed and delivered by the Partnership and certain other parties relating thereto, pursuant to which the Partnership has agreed, upon satisfaction of certain terms and conditions, to sell and lease back its radio signal transmission towers, associated equipment, land, ground leases and leases of tower space to tower tenants (collectively, the "Pinnacle Agreements").

     WHEREAS, Unwired, Fort Bend, Eatel, XIT, MWI, the General Partner, and the Partnership have entered into an agreement dated effective as of September 7, 1999, as amended by the First Amendment thereto dated as of February ___, 2000 (the "Omnibus Agreement") which provides for the consummation of certain transactions with respect to the Partnership (the "Restructuring Transactions"), one of the conditions to the closing of which is the execution and delivery of this Agreement (which, in the Omnibus Agreement, is referred to as the "BL PCS Customer Agreement");

     WHEREAS, in order to carry out the foregoing, the Partnership desires to distribute, transfer and convey to Unwired, Fort Bend, and XIT (collectively, the "Distributees") all of its right, title and interest in and to all of the Distributed Assets (as defined hereinbelow), and assign to them the Assumed Liabilities (as defined hereinbelow), in accordance with the terms and provisions of this Agreement; and

     WHEREAS, the Distributees desire to obtain from the Partnership all of the Partnership's right, title and interest in and to all of the Distributed Assets, and assume the Assumed Liabilities, in accordance with the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, and benefits to be obtained hereby and other good and valuable consideration, the receipt and sufficiency of which the Partnership and Distributees hereby acknowledge, the Partnership and Distributees hereby agree as follows:

                                  AGREEMENTS
                                  ----------

     SECTION 1.  RECITALS.  The Recitals are hereby incorporated herein.

     SECTION 2. DISTRIBUTION OF ASSETS. Subject to the other terms and conditions of this Agreement, the Partnership hereby distributes, transfers and conveys to the Distributees, and the Distributees each hereby agree to acquire and take from the Partnership, all of the Partnership's right, title and interest in and to the Distributed Assets as of the Effective Date. For purposes hereof, the "Distributed Assets" shall mean all of the following assets and properties associated with the PCS business activities that the Partnership conducts in and with respect to the Beaumont/Lufkin BTAs as of the Effective
Date:

          (a) all customers of the Partnership, including the Unwired Customers, who have telephone numbers with the area code (NPA) "409" (the "Customers");

          (b) all contracts, oral or written, between the Partnership and the Customers relating to the provision of PCS services by the Partnership to the Customers (the "PCS Contracts"); provided, however, that the interests hereby obtained in the PCS Contracts shall relate solely to the delivery of PCS services in the Beaumont/Lufkin BTAs, and thus shall constitute an undivided interest in any PCS Contracts that provide for the delivery of PCS services in BTAs other than the Beaumont/Lufkin BTAs;

          (c) all trade secrets, know-how, trade dress, data, proprietary information, and other intellectual property, including the right to recover for infringement thereon, associated with the Customers, PCS Contracts, and delivery of PCS services to the Customers under the PCS Contracts (the "Intellectual Property"); provided, however, that the Intellectual Property shall not include (i) any rights or interests in or to the Partnership's name or logo, or any intellectual property of the Partnership associated with activities of the Partnership unrelated to the Customers, PCS Contracts, or delivery of PCS Services to the Customers, or
     (ii) any items that are non-transferable (such as third party commercial software licenses);

          (d) all payments and proceeds on or relating to accounts receivable associated with the provision of services to Customers under the PCS Contracts on and after the Effective Date (the "Accounts");

          (e) all handsets which are the subject of the PCS Contracts and that are owned by the Partnership on the Effective Date (the "Handsets");

          (f) all radio signal transmission towers located within the Beaumont/Lufkin BTAs which have not been acquired by Pinnacle pursuant to the Pinnacle Agreements as of the Effective Date (the "Residual Beaumont/Lufkin Towers"), and all other tangible personal property of the Partnership relating to PCS activities that on the Effective Date is located either (i) on the Residual Beaumont/Lufkin Towers, (ii) on the radio signal transmission towers located within the Beaumont/Lufkin BTAs which have been acquired (and thus are owned) by Pinnacle pursuant to the Pinnacle Agreements as of the Effective Date, or (iii) at the following addresses (the "Tangible Personal Property"):

                 (1)  4414 Dowlen Road
                      Suite 105
                      Beaumont, TX 77706

                 (2)  #62 Cental Mall
                      3100 Highway 365
                      Port Arthur, TX 77642;

          (g) all leases, subleases and other rights between the Partnership and lessors and sublessors relating to (i) the two locations set forth above in Section 2(f), (ii) the Residual Beaumont/Lufkin Towers, and (iii) the Pinnacle Agreements, including without limitation the Pinnacle Lease, but only to the extent attributable to the Beaumont/Lufkin BTAs (collectively, the "Leases");

          (h) inventory relating to PCS activities located at the two locations set forth above in Section 2(f) as of the Effective Date and as set forth in Schedule 1 attached hereto and incorporated herein (the "Inventory");

          (i) all goodwill associated with the Customers, PCS Contracts, and delivery of PCS services to the Customers under the PCS Contracts (the "Goodwill");

          (j) all information, data and records of the Partnership relating to the Customers, PCS Contracts, Accounts, Handsets, Tangible Personal Property, Leases, Inventory, Intellectual Property, and Goodwill (the "Books and Records");

          (k) all customer proprietary network information and subscriber list information, as such terms are defined in Section 222(f) of the Communications Act of 1934, as amended (47 USC (S) 222(f)), regarding the Customers ("CPNI/SLI"); and

          (l) all other benefits, rights and interests of the Partnership in and to the Customers, PCS Contracts, Intellectual Property, Accounts, Handsets, Tangible Personal Property, Leases, Inventory, Goodwill and Books and Records; provided, however, that the interests hereby obtained shall relate solely to the Beaumont/Lufkin BTAs, and thus shall constitute an undivided interest in any items that relate to both the Beaumont/Lufkin BTAs and BTAs other than the Beaumont/Lufkin BTAs, including without limitation the Pinnacle APA, Pinnacle Lease and other Pinnacle Agreements.

     SECTION 4. ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, the Distributees hereby severally assume, and shall discharge and satisfy, all of the Assumed Liabilities as of the Effective Date. For purposes of this Agreement, the term "Assumed Liabilities" shall mean all obligations and liabilities of the Partnership accruing on and after the Effective Date solely with respect to (i) the PCS Contracts, (ii) the Leases,
(iii) without duplication, the Pinnacle Agreements, but only to the extent attributable to obligations and liabilities associated with radio signal transmission towers constructed or acquired in the Beaumont/Lufkin BTAs, (iv) the Intellectual Property, (v) a $13,673,483 portion of the total aggregate outstanding principal amount and accrued interest thereon owed by the Partnership as of the Effective Date to CoBank, ACB, individually and as agent for other lenders, and The CIT Group/Equipment Financing, Inc., (vi) $1,876,423 (plus accrued interest) portion of the indebtedness owed to Unwired, and (vii) the agreements and other items referenced on Schedule 2, attached to and made a part of this Agreement, to the extent and in the manner indicated on Schedule 2.

     SECTION 5. EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the Distributees do not hereby assume or agree to assume any other debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Partnership or any of its affiliates, including, without limitation, those arising under any law, action, claim, suit or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking of the Partnership or any of its affiliates (collectively, the "Excluded Liabilities").

     SECTION 6. RELATIVE INTERESTS AND OBLIGATIONS. The Distributees shall, pursuant to Section 2 of this Agreement, obtain the following undivided ownership interests in the Distributed Assets: (a) 80% Unwired; (b) 15% Fort Bend; (c) 5% XIT. The individual obligations and duties that the Distributees each have with respect to the discharge and satisfaction of the Assumed Liabilities shall be proportionate to, and no more than, the foregoing proportionate interests that they each obtain in the Distributed Assets.

     SECTION 7. EFFECT OF DISTRIBUTION WITH RESPECT TO PARTNERSHIP. As a result of the distribution of the Distributed Assets to the Distributees pursuant to this Agreement, each of their respective ownership interests in the Partnership shall be reduced and adjusted as of the Effective Date in the manner contemplated by the Omnibus Agreement. However, the economic burden of any payment required to be made by the Partnership to Pinnacle after the Closing (under this Agreement) pursuant to the indemnification or other obligations set forth in the Pinnacle Agreements shall be allocated in an equitable manner among and between the Distributees and the other partners of the Partnership based on their proportionate ownership interests in the Partnership during the time period during which the liability for the payment accrues.

     SECTION 8. CLOSING AND CONVEYANCE INSTRUMENTS. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, 14/th/ Floor, Houston, Texas, or at such other place as the parties mutually agree, simultaneously with the execution of this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing, and each of the transactions contemplated by this Agreement, shall be effective as of the close of business on the Effective Date. At the Closing, the Partnership and Distributees shall deliver to each other a completed General Conveyance, Transfer and Assignment, in the form attached hereto as Exhibit A, covering all of the Distributed Assets. At the Closing and at all times after the Closing, the Partnership shall execute and deliver, or cause to be executed and delivered, all such other documents or instruments of conveyance, assignment, or transfer, in each case dated effective as of the Effective Date, as is necessary or appropriate in order to effectuate the distribution of the Distributed Assets as contemplated in Section 2 and vest title in or confirm title to the Distributed Assets to the Distributees (collectively, the "Conveyance Instruments").

     SECTION 9. CERTAIN ALTERNATIVE ARRANGEMENTS. In the event that the Distributees and Partnership are precluded from fully consummating the transactions contemplated by this Agreement, including without limitation with respect to the Residual Beaumont/Lufkin Towers or Pinnacle Agreements, by any one or more third parties, including without limitation Pinnacle or the lessors on the ground leases associated with the Residual Beaumont/Lufkin Towers, the Distributees and Partnership shall enter into such mutually agreeable alternative contractual arrangements as are necessary or appropriate in order to approximate as closely as possible the results otherwise contemplated by this Agreement, including without limitation the execution and delivery of sublease or comparable agreements (as contemplated by Section 3(b) of the Omnibus Agreement with respect to the Pinnacle Agreements).

     SECTION 10. NO REPRESENTATIONS OR WARRANTIES. The Distributed Assets are hereby transferred to and received by the Distributees without any representations or warranties, whether express or implied, of any nature whatsoever, on an "as is" "where is" basis, but with full subrogation to all rights and claims of the Partnership against prior owners.

     SECTION 11. GOOD FAITH EFFORTS. All parties to this Agreement shall make good faith efforts to take and complete all steps necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

     SECTION 12.  NON-COMPETITION MATTERS.  At and as of the Effective Date,
Section 9(a), Section 9(b), and Section 9(c) of the Unwired PCS Customer Agreement shall not be applicable to the Distributed Assets; provided, however, that this Section 12 of this Agreement shall not otherwise affect any of Unwired's obligations under any of the documents or agreements governing the organization or operation of the Partnership or entered into pursuant to the Omnibus Agreement, including the Unwired PCS Customer Agreement.

     SECTION 13.  DISPUTE RESOLUTION PROCEDURES

          (a) Agreement to Use Procedure. The parties have entered into this Agreement in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, if a dispute arises between them relating to this Agreement (a "Dispute"), they will first utilize the procedures specified in this Section 13 (the "Procedure") prior to the commencement of any legal action.

          (b) Initiation of Procedure. The party seeking to initiate the Procedure (the "Initiating Party") shall give written notice to the other party setting forth a general description of the nature of the Dispute, the Initiating Party's claim for relief, and the identity of one or more individuals with authority to settle the Dispute on behalf of the Initiating Party. The party receiving such notice (the "Responding Party") shall have five business days within which to designate by written notice to the Initiating Party one or more individuals with authority to settle the Dispute on behalf of the Responding Party. The individuals so designated by the Initiating Party and the Responding Party shall be known as the "Authorized Individuals."

          (c) Direct Negotiations. The Authorized Individuals shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than 30 days from the date of the Initiating Party's written notice, meet to discuss in good faith a resolution of the Dispute. The Authorized Individuals shall meet at such times and places and with such frequency as they may agree. If the Dispute has not been resolved within 30 days from the date of their initial meeting, the parties shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the following provisions of this Section 13.

          (d) Selection of Mediator. After direct negotiations have ceased, the Authorized Individuals shall work together in good faith to select one qualified attorney-mediator not affiliated with any of the parties. If the Authorized Individuals are not able to agree on a mediator within five business days from the date they cease direct negotiations, the Initiating Party and the Responding Party each shall select a mediator (collectively, the "Preliminary Mediators"). The Preliminary Mediators shall in turn select another mediator to alone preside over the mediation of the Dispute.

          (e) Time and Place for Mediation. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time to be not later than 45 days after selection of the mediator.

          (f) Exchange of Information. In the event any party to this Agreement has substantial need for information in the possession of another party to this Agreement in order to prepare for the mediation, all parties shall attempt in good faith to agree on procedures for the expeditious exchange of such information. If no agreement is reached in this regard, the mediator shall decide on the appropriate procedures.

          (g) Summary of Views. At least seven days prior to the first scheduled session of the mediation, each party shall deliver to the mediator and to the other party a concise written summary of the facts concerning the matter in Dispute, and such other matters required by the mediator. The mediator may also request, as the mediator determines is appropriate, that a confidential issue paper be submitted by each party to the mediator.

          (h) Parties to be Represented. In the mediation, each party shall be represented by an Authorized Individual and may be represented by counsel. In addition, each party may, with permission of the mediator, bring such addition persons as needed to respond to questions, contribute information and participate in the negotiations.

          (i) Conduct of Mediation. The mediator shall determine the format for the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each party's views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the parties. The mediation session shall be private, and all information and statements shall remain confidential. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other party. The parties shall keep confidential, and shall not use for any other purpose, all information and statements obtained or made in the course of the mediation process. The parties hereby agree to sign a document agreeing that the mediator shall be governed by the provisions of Chapter 154 of the Texas Remedies and Practice Code and such other rules as the mediator shall prescribe. The parties commit to participate in the proceedings in good faith with the intention of resolving the Dispute if at all possible.

          (j) Termination of Procedure. The parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the parties, (ii) by a declaration of the mediator that the mediation is terminated, or

(iii) by a written declaration of a party to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the Dispute, the parties agree not to terminate negotiations and not to commence any legal action or seek other remedies prior to the expiration of five days following the mediation. Notwithstanding the foregoing, any party may commence litigation within such five day period if litigation could be barred by an applicable statute of limitations or in order to request an injunction to prevent irreparable harm.

          (k) Fees of Mediator, Disqualification. The fees and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters.

          (l) Confidentiality. Mediation is a compromise negotiation for purposes of the Federal and State Rules of Evidence and constitutes privileged communication under Texas and Louisiana law. The entire mediation process is confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any party, their agents, employees, representatives or other invitees and by the mediator are confidential and shall, in addition and where appropriate, be deemed to be privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the parties; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

     SECTION 14.  MISCELLANEOUS PROVISIONS.

          (a) Further Documentation. At any time, and from time to time hereafter, upon the reasonable request of any party, and without payment of further consideration to the other party, each party covenants to do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, including the execution and delivery of the Conveyance Instruments, as may be required in order to (i) complete the transactions contemplated by this Agreement, (ii) assign, transfer, grant, convey, assure and confirm to Unwired, Fort Bend, and XIT, or to collect and reduce to possession, any or all of the Distributed Assets or the Assumed Liabilities as provided for herein, and (iii) to evidence any of the foregoing.

          (b) Notices. All notices, requests, demands, claims, and other communications pertaining to this Agreement ("Notices") must be in writing, must be sent to the addressee at the address set forth in this Section, or at such other address as the addressee has designated by a Notice given in the manner set forth in this Section, and must be sent by telegram, telex, facsimile, electronic mail, courier, or prepaid, certified U.S. mail. Notices will be deemed given when received, if sent by telegram, telex, electronic mail or facsimile, and if received between the hours of 8:00 a.m. and 5:00 p.m., local time of the destination address, on a business day (with confirmation of completed transmission sufficing as prima facie evidence of receipt of a notice sent by telex, telecopy, electronic mail, or facsimile), and when delivered and receipted for (or when attempted delivery is refused at the address where sent) if sent by courier or by certified U.S. mail. Notices sent by telegram, telex, electronic mail, or facsimile and received between 12:01 a.m. and 7:59 a.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on that same day. Notices sent by telegram, telex, electronic mail, or facsimile and received at a time other than between the hours of 12:01 a.m. and 5:00 p.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on the next following business day after the day of receipt. The addresses for Notice are as follows:

     If to the Partnership:     Meretel Communications Limited Partnership
                                Wireless Management Corporation, General Partner
                                c/o EATELCORP, Inc.
                                913 South Burnside Ave.
                                Gonzales, Louisiana 70737
                                Telephone No.: (225) 621-4231
                                Facsimile No.: (225) 644-8566
                                Attention: John D. Scanlan

     If to Unwired:             Unwired Telecom Corp.
                                Suite 1900
                                One Lakeshore Drive
                                Lake Charles, Louisiana 70629
                                Telephone No.: (318) 436-9000
                                Facsimile No.: (318) 497-3479
                                Attention: Robert Piper

     If to Fort Bend:           Fort Bend Telephone Company
                                1260 Pin Oak Road
                                Katy, Texas 77493
                                Facsimile No.: (281) 396-5524
                                Telephone No.: (281) 396-5759
                                Attention: George V. Head

     If to XIT:                 XIT Leasing, Inc.
                                P.O. Box 2008
                                314 W Texas
                                Brazoria, Texas 77422
                                Facsimile No.: (409) 798-3005
                                Telephone No.: (409) 798-2121
                                Attention: Gilbert R. Rasco

          (c) Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

          (d) Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation that is in writing and signed by the parties. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

          (e) Headings. The headings of the Sections and Subsections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

          (f) Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

          (g) Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of the Partnership and all of the Distributees; provided, however, that a Distributee may assign all, but not less than all, of its rights, interests, and obligations under this Agreement to (i) an Affiliate (as defined below) of the Distributee, or (ii) Newco (as defined in the Omnibus Agreement); provided, further, that in the event of an assignment permitted by the foregoing clauses, the Distributee in question shall remain responsible for the performance of all of its obligations under this Agreement. For purposes of this Section 14(g) of this Agreement, the term "Affiliate" shall mean, with respect to a Distributee, any corporation, limited liability company, partnership, trust, or other entity controlling, controlled by, or under common control with the Distributee. For this purpose the terms "controls," "controlled by," or "under common control with" shall mean the ownership and possession, directly or indirectly, of at least 80% of the beneficial interests in the entity in question and the power to direct or cause the direction of the management and policies of the entity in question.

          (h) Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between the parties with respect to the distribution of the Distributed Assets and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated in this Agreement, except as otherwise provided in the Omnibus Agreement.

          (i) Integrated Agreement; Amendments. This Agreement and all attachments hereto constitute the final complete expression of the intent and understanding of the parties hereto. This Agreement shall not be altered or modified except by a subsequent writing, signed by the parties hereto.

          (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          (k) Survival. Each and every covenant and agreement hereinabove made by the parties shall survive the consummation of the distribution of the Distributed Assets.

          (l) Joinder of Other Parties. Eatel is executing this Agreement to acknowledge its fairness, and Eatel's assent to the terms and conditions hereof.

          (m) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE CONTRIBUTOR AND THE PARTNERSHIP HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO THE CONFLICTS OF LAWS AND RULES THEREOF.


                           [SIGNATURES ON NEXT PAGE]

     IN TESTIMONY WHEREOF, the parties hereto have executed this Agreement in multiple originals on February __, 2000 to be effective as of the Effective Date.

                                MERETEL COMMUNICATIONS LIMITED
                                PARTNERSHIP

                                By Wireless Management Corporation, its
                                General Partner

                                By:_____________________________________________

                                Name:___________________________________________

                                Title:__________________________________________


                                UNWIRED TELECOM CORP. f/k/a US UNWIRED, INC.

                                By:_____________________________________________

                                Name:___________________________________________

                                Title:__________________________________________

                                FORT BEND TELEPHONE COMPANY

                                By:_____________________________________________

                                Name:___________________________________________

                                Title:__________________________________________

                                XIT LEASING, INC.

                                By:_____________________________________________

                                Name:___________________________________________

                                Title:__________________________________________

                                EATELCORP, INC.

                                By:_____________________________________________

                                Name:___________________________________________

                                Title:__________________________________________


Schedule 1 - List of Inventory
Schedule 2 - List of Other Agreements To Be Assumed

Exhibit A - Form of General Conveyance, Transfer and Assignment

                                  SCHEDULE 1
                                  ----------

                               List of Inventory

                                  SCHEDULE 2
                                  ----------

                    List of Other Agreements to Be Assumed


1.  See Schedule 2-A attached hereto and incorporated herein by reference.

                                   EXHIBIT A

              Form of General Conveyance, Transfer and Assignment

                                   EXHIBIT  I


                          [Letterhead of US Unwired]

                               November 12, 1999


Mr. Robert Burgess
Chief Operating Officer
Meretel Communications, L.P.
406 B. Worthy
Gonzalcs, LA 70737

Dear Robert


    Here is a quick summation of our discussion in Lafayette concerning management Services.

                                        After November 1       After November 1
                                        ----------------       ----------------

General Fees:                               $100,895               S126,709

        Management, Accounting,
        Finance, Marketing, Sales
        Technical, Information
        Technology, Human Resources
        and Legal

Customer Care:

        *Call Center              $2.15/subscriber/month  $4.05/subscriber/month

        Activations                                          $13.25/activation

        Loyalty Welcomes                                      $2.25/activation

Third Party National Retailers:

        Set-up Fee (one-time charge)                               $20,000

        Monthly Fee                                            $12,500/month

*Prepay will add S1.00/subscriber to fee for use of the US Unwired platform.

    The general fees are for the services that are already being provided but have allowed for a reduction of two-thirds of the sales and marketing costs (Meretel is performing those services itself in Lafayette: and Baton Rouge). When the spin-off of Meretel is complete, all the sales and marketing charges will be dropped. The new rate also allows for a small mark-up as US Unwired is no longer committed to performing these services at cost. As has been the case.

    . Existing services can be terminated only by groups;
    . Information Technology, Human Resources, and Legal will remain as long as any existing services are being provided;
    . Existing "Management" service can not be terminated without simultaneously terminating Marketing, Sales, Technical, Call Center; and
    . No credit checks or collections are included in the proposed services.

    Customer Care services will be charged at Sprint's rates less 10 Percent. Prepay will add $1.00 per subscriber for use of US Unwired's software platform. Sprint charges $13.83 per subscriber for a similar service.

    After reviewing the National third Party Retailer program, we have determined we need five additional CSRs to handle Meretel's volume. The training for this Position takes a lot of time. However, since Meretel wants to be using these distribution points by December 1, we will move one and maybe two experienced CSRs from our existing staff to help get the program started. The monthly fee of $12,500 is meant to cover the, salaries of these five new staff members.

    It is my understanding Tom Henning committed to providing billing services under the current contract through January 2000. If services are required beyond that time, the charges will more closely resemble; Sprint's charges.

    One other service Meretel may want to consider is from a department we call Back-End Prepay. This is a group whose sale responsibility is to reduce prepay churn and increase its ARPU. In order to perform this service. we would need to be aware of all your sales and marketing promotions prior to their implementation.

    Call me if you have any questions

                                        Sincerely.


                                        /s/ Robert Piper
                                        Robert Piper
                                        President

RP/cn

                                   EXHIBIT K

Meretel
Balance Sheet Apportionment


                                                                          Allocation Method
          Balance Sheet Category                -----------------------------------------------------------------
*  Cash - Operating                             Valuation
*  Cash - Store Depository                      Valuation
   Cash - Petty                                 Directly assigned
     Cash & Cash Equivalents

   A/R - Customer Receivables                   Directly Assigned
   A/R - Customer Receivables - Eatel           Meretel
   A/R - Accrued Cust. Reveivables              Directly Assigned
   A/R - Roamer Net Settlement                  Allocated based on Clearing House reports for 15th of prior month
   A/R - Allow. For Doubtful Accts.             In same porportion as Cust. Rec. and Accrued Cust. Rec.

   Due From ( To) Affilitates
     Sale of Customer Base - USU                Apportioned on customer base apportionment
     Interest on customer base                  Apportioned on customer base apportionment
     Other                                      NBV of store fixtures - Directly Assigned
   Total

   Due From / (To) - LA Unwired, LLC            Meretel
*  Due From / (To) - LEC Unwired, LLC           Valuation
*  Due From / (To) - Wireless Mgmt.             Valuation
*  NSF Clearing                                 Valuation
*  Credit Bureau Clearing                       Valuation
*  Refund Clearing                              Valuation
   Employee Advances                            Valuation
   Deposits                                     Directly Assigned
   Other Accounts Receivable                    Valuation
     Other Receivables

   Prepaid Rent                                 Directly Assigned - Tower Leases
   Prepaid Insurance                            Valuation
   Prepaid Eng. Spares Inventory                Directly Assigned
   Prepaid Other                                Valuation
     Prepaid Expenses

   Inventory - PCS                              Directly Asssigned
   Inventory - Prepaid Cards                    Directly Asssigned
   Inventory - Accessories                      Directly Asssigned
     Inventory

   PPE - Gross                                  Directly Assigned
   Accumulated Depreciation                     Directly Assigned
     Net PPE

   Subscriber Base                              Directly assigned based on where original customer was from
   Less Amorization                             Follows Subscriber Base
     Net Subscriber Base

   Loan Origination Fees                        Valuation
   Acc. Amort. - Loan Orig. Fees                Valuation
   Investment in CoBank                         Valuation
     Other Assets

   Total Assets

*  A/P - Trade                                  Valuation
   A/P - Roamers                                Allocated based on Clearing House reports for 15th of prior month
   Payroll W/H Other Than Taxes                 Based on accrued payroll
*  A/P - Accrued Invoices                       Valuation
*  A/P - Accrued PO's                           Valuation
     Accounts Payable

   Property and State & Local Telcom tax        Directly assigned
   Federal Telcom Tax                           allocated based on retail subscribers
*  Use Tax                                      Valuation
*  Acrued Interest Expense                      Valuation
   Accrued Payroll                              Directly assigned based on employee location
   Unearned Revenue                             Apportioned based on A/R
   Deposits Payable                             Valuation
*  Accrued Professional Services                Valuation
   Accrued Commissions Expense                  Directly assigned
   Microwave Relocation                         Valuation
*  Sprint Management Fee                        Valuation
*  Accrued Other                                Valuation
     Accrued Expenses

   LTD - Bank Financing                         Valuation


   Paid In Capital                              Valuation
   Retained Earnings                            Balancing
     Stockholder's Equity

   Total Liabilities & Stockholders' Equity

* Items marked will be assumed to total by "New Meretel". The 29% owed by Texas Unwired will be paid by Texas Unwired bo Meretel.
   This is for logistic reasons, a vendor will be paid by "New Meretel" and reimbursed 29% by Texas Unwired.